ARONAUER, GOLDFARB, SILLS & RE, LLP
                         444 Madison Avenue, 17th Floor
                            New York, New York  10022


                                  April 6, 2001

Meridian  USA  Holdings,  Inc.
1356  N.W.  Second  Avenue
Boca  Raton,  FL  33432

            Re:  Meridian  USA  Holdings,  Inc.  1999  Stock  Incentive  Plan
                 ------------------------------------------------------------

Gentlemen:

            We have acted as counsel to Meridian USA Holdings, Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, par value $0.001 (the "Shares"), which may be issued upon exercise of options granted in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the common stock, the Articles of Incorporation of the Company and all amendments thereto, the Bylaws of Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

            Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid, and nonassessable under the applicable law.

            We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

            We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.


Very  truly  yours,

ARONAUER,  GOLDFARB,  SILLS  &  RE,  LLP


By:  /s/  Samuel  Goldfarb
     -------------------------------
    Samuel  Goldfarb,  a  Member  of
     the  Firm